Exhibit 3.403

RECEIVED
SECRETARY OF STATE
97 JAN 27 PH 3:46
RILEY DARNELL
SECRETARY OF STATE

ARTICLES OF ORGANIZATION

OF

SST COMMUNITY HEALTH, L.L.C.

The undersigned, acting as the organizers of a limited liability company under the Tennessee Limited Liability Company Act (the “Act”), do hereby adopt the following Articles of Organization for the company:

1.                             The name of the company is SST Community Health, L.L.C. (the “Company”).

2.                               The address of the initial registered office of the Company in the State of Tennessee is 4220 Harding Road. Davidson County. Nashville, Tennessee 37205. The name of the initial registered agent of the Company, located at the registered office set forth above, is Thomas A. Blankenship.

3.                               The names and addresses of the members organizing the Company are:

Sumner Regional Health Systems, Inc.

555 Hartsville Pike

Gallatin, Tennessee 37066

Seton Health Corporation of Tennessee, Inc.

4220 Harding Road

Nashville, Tennessee 37205

4.                             At the date and time of formation of the Company, there are two (2) members.

5.                               The Company will be managed by a Board of Governors.

6.                               There are two (2) members of the Company at the date and time of the filing of these Articles of Organization.

7.                               These Articles of Organization shall be effective upon filing by the Secretary of State of the State of Tennessee.

8.                               The address of the principal executive office of the Company is 4220 Harding Road, Nashville, Tennessee 37205.

9.                               The Company shall not have the power to expel members,

10.                        The Company shall continue in existence in perpetuity, unless earlier terminated pursuant to the Operating Agreement of the Company.

11.                        No members shall have preemptive rights.

12.                      Upon the termination of a member’s membership interest in the Company, if there are at least two (2) members remaining, the remaining members may elect by a majority vote within ninety (90) days following the termination of a member’s membership, to continue the business of the Company.

13.                        The Board of Governors shall elect the managers and officers of the Company. Such managers and officers shall perform the duties set forth in the Operating Agreement and as otherwise prescribed by the members.

14.                        No member shall be an agent of the Company for the purpose of its business, and no act of a member shall bind the Company unless such action or agency was specifically authorized by the members pursuant to the requirements set forth in the Operating Agreement.

IN WITNESS WHEREOF, these Articles of Organization have been executed by the undersigned on November 8, 1996.

SETON HEALTH CORPORATION OF TENNESSEE, INC.		SUMNER REGIONAL HEALTH SYSTEMS, INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ William J. Sugg
Its:	President & CEO	Its:	President & CEO

RECEIVED
STATE OF TENNESSEE
2010 SEP - 1 PM 1:44
TRE HARGETT
SECRETARY OF STATE

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
OF
SST COMMUNITY HEALTH, L.L.C.

Pursuant to the Tennessee Limited Liability Company Act (the “Act”), the undersigned hereby adopts the following Articles of Amendment (this “Amendment”) to the Articles of Organization of SST Community Health, LLC (the “Company”):

1.                            Article 12 of the Articles of Organization of the Company is hereby deleted in its entirety and replaced with the following:

“None of the events listed in Section 48-245-101(a)(5)(A)-(J) of the Act constitute dissolution events of the Company unless otherwise provided in the Company’s operating agreement.”

2.                               This Amendment is to be effective when filed by the Secretary of State.

3.                               This Amendment was duly adopted by the members of the Company on September 1, 2010.

IN WITNESS WHEREOF, the undersigned, constituting all of the Members of the Company, have executed these Articles of Amendment on the 1st day of September, 2010.

SAINT THOMAS NETWORK

By:	/s/ Wesley O. Littrell
Name:	Wesley O. Littrell
Title:	CEO STHS Affiliates

SUMNER REGIONAL MEDICAL CENTER, LLC

By:.	/s/ Jeffrey G. Seraphine
Name:	Jeffrey G. Seraphine
Title:	President

RECEIVED
STATE OF TENNESSEE
2010 SEP - 1 PM 1:44
TRE HARGETT
SECRETARY OF STATE

Articles of Amendment to Articles of Organization